Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4, of our report dated May 14, 2025, relating to the financial statements of IWAC Holding Company Inc. (the “Company”) as of December 31, 2024, and for the period from August 8, 2024 (inception) through December 31, 2024.

This report includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

July 29, 2025